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Exhibit 99.2

        SILICON GRAPHICS, INC.
Offer to Exchange for All of Its Outstanding
5.25% Senior Convertible Notes Due 2004 (Cusip No. 827056AC6)
11.75% Senior Secured Notes Due 2009
6.50% Senior Secured Convertible Notes Due 2009

November 21, 2003

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Ladies and Gentlemen:

        Silicon Graphics, Inc. (the "Company") is offering, upon the terms and subject to the conditions set forth in the prospectus dated November 21, 2003 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal") which together constitute the Company's offer to exchange (the "Exchange Offer") $1,000 principal amount of its 11.75% Senior Secured Notes Due 2009 (the "New Secured Notes") or $1,000 principal amount of its 6.50% Senior Secured Convertible Notes Due 2009 (the "New Secured Convertible Notes") for each $1,000 principal amount of the Company's outstanding 5.25% Senior Convertible Notes Due 2004 (the "Old Notes").

        Old Notes may be tendered for New Secured Notes, for New Secured Convertible Notes or for any combination thereof. The Exchange Offer is subject to various conditions set forth in the Prospectus, including that at least 80% of the outstanding principal amount of Old Notes be validly tendered and not withdrawn by the expiration of the Exchange Offer.

        Pursuant to the Letter of Transmittal, each tendering holder of Old Notes will represent to, and agree with, the Company that (1) the holder agrees to all of the terms of the Exchange Offer, (2) the holder is the owner of the Old Notes tendered for exchange, (3) the holder has full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered, (4) when the Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies, and (5) the holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered.

        We are requesting that you contact clients for whom you hold Old Notes regarding the Exchange Offer, and we will pay brokers, dealers or others soliciting acceptances of the Exchange Offer a solicitation fee (a "Soliciting Dealer Fee"). A Soliciting Dealer Fee will be payable only with respect to tenders by beneficial holders of $250,000 or less principal amount of Old Notes that are accepted in the Exchange Offer.

        The amount of the fee will be $2.50 per $1,000 principal amount of Old Notes solicited from beneficial holders of more than $50,000 and less than $250,000 principal amount of Old Notes and $5.00 per $1,000 principal amount of Old Notes solicited from beneficial holders of $50,000 principal amount or less of Old Notes.

        For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  Prospectus dated November 21, 2003;

  2.
  Letter of Transmittal;

  3.
  Notice of Guaranteed Delivery, to be used in tendering Old Notes if the procedure for book-entry transfer cannot be completed on or before the Expiration Date (as defined in the prospectus); and

  4.
  A form of letter which may be sent to clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 19, 2003, UNLESS IT IS EXTENDED. TENDERS OF OLD NOTES MAY BE WITHDRAWN UNTIL THE EXPIRATION DATE.

        Any requests for additional copies of the enclosed materials should be directed to MacKenzie Partners, Inc., the information agent for the Exchange Offer, at the telephone numbers set forth below.

The Information Agent for the Exchange Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885

                      Very truly yours,

                      SILICON GRAPHICS, INC.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

NOTICE OF SOLICITED TENDERS

        List below the principal amount of Old Notes tendered by each beneficial owner whose tender you have solicited. All Old Notes beneficially owned by a beneficial owner, whether in one account or several, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent. If the space below is inadequate, list the Old Notes on a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED BY THE EXCHANGE AGENT".

        ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE FRONT OF THE LETTER OF TRANSMITTAL AND IN THE PROSPECTUS WITHIN TWO NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH HEREIN.

SOLICITED TENDERS OF OLD NOTES
NOT BENEFICIALLY OWNED BY THE SOLICITING DEALER

DTC#
Firm name
VOI # or U.S. Bank Confirmation
Principal Amount
Beneficial Owners	To be Completed by the Soliciting Dealer: Principal Amount Tendered*	To be Completed by the Exchange Agent: Principal Amount Accepted	To be Completed by the Exchange Agent: Fee ($2.50 per $1,000 Principal Amount Accepted)	To be Completed by the Exchange Agent: Fee ($5.00 per $1,000 Principal Amount Accepted)
Beneficial Owner No. 1
Beneficial Owner No.
Beneficial Owner No.
Beneficial Owner No.
Beneficial Owner No.
Total

*
Please submit a separate VOI Ticket for Old Notes tendered when the solicitation fee is to be directed to another Soliciting Dealer.

        All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding.

        Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

        The undersigned hereby confirms that (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus (unless the undersigned is not being compensated for such solicitation) and (iii) in soliciting tenders of Old Notes, it has used no solicitation materials other than those furnished by the Company.

(Name of Firm)	DTC #
(Authorized Signature)
(Area Code and Telephone Number)
(Address)
(City, State, Zip Code)
(Attention)
Date:

SOLICITING DEALER FEE PAYMENT INSTRUCTIONS

Issue Check to:

Firm	Principal Amount
Attention
Address
Area Code and Telephone Number
Taxpayer ID
Applicable VOI Number/ U.S. Bank Confirmation No.

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  Exhibit 99.2